UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2021, the Board of Directors (the “Board”) of National Fuel Gas Company (the “Company”) approved and adopted the National Fuel Gas Company Deferred Compensation Plan for Directors and Officers (Amended and Restated Effective September 1, 2021) (the “Plan”). The Plan, among other matters, modifies the original National Fuel Gas Company Non-Employee Directors Deferred Compensation Plan to include Company officers as well as directors.

In general, the Plan is an unfunded, nonqualified deferred compensation plan open to the directors of the Company and the officers of the Company and its subsidiaries. Under the Plan, and subject to administration by the Compensation Committee of the Board, each eligible officer may defer receipt of his or her base salary and discretionary cash bonuses, and each eligible director may defer receipt of his or her annual cash retainer and quarterly Company common stock awards. Eligible officers may also defer receipt of their performance-based cash bonuses and Company common stock received in settlement of restricted stock units, performance shares or performance units awards under terms and conditions as described in the Plan. Compensation deferred under the Plan is recorded as deferred compensation in cash or stock accounts, as applicable, and certain transfers among accounts will be permitted as described in the Plan. Cash accounts will accrue interest and will be settled in cash, and stock accounts will accrue dividend equivalents and generally will be settled in Company common stock. Payouts will generally be made in accordance with the participants’ deferral elections. The deferred compensation obligations are unsecured general obligations of the Company and the participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors.

The preceding description of the Plan is qualified in its entirety by reference to the complete Plan document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 10.1	National Fuel Gas Company Deferred Compensation Plan for Directors and Officers (Amended and Restated Effective September 1, 2021)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

June 23, 2021	By:	/s/ Sarah J. Mugel
Sarah J. Mugel
General Counsel and Secretary